UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York		10285
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 1, 2006, we issued $750,000,000 aggregate principal amount of our 6.80% Subordinated Debentures due September 1, 2036 and automatically extendible to September 1, 2066 (the “Subordinated Debentures”) pursuant to a Prospectus Supplement dated July 27, 2006 to the Prospectus dated August 19, 2004, filed as part of our Registration Statement on Form S-3 (Registration No. 333-117835) filed with the Securities and Exchange Commission on July 30, 2004. We sold the Subordinated Debentures pursuant to a Terms Agreement (the “Terms Agreement”) among us, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the underwriters named in Schedule I to the Terms Agreement. The Subordinated Debentures were sold to the underwriters at a price of $987.06 per security. The Subordinated Debentures were issued under the Indenture, dated as of May 1, 1997, between us and J.P. Morgan Trust Company, National Association, as trustee (successor in interest to PNC Bank, National Association), as supplemented by the First Supplemental Indenture, dated as of August 1, 2006 (the “First Supplemental Indenture”), among us, J.P. Morgan Trust Company, National Association and The Bank of New York, as trustee.

The preceding is a summary of the terms of the First Supplemental Indenture and the Subordinated Debentures, and is qualified in its entirety by reference to the First Supplemental Indenture attached as Exhibit 4.1 and the Forms of Subordinated Debentures attached as Exhibit 4.2 and Exhibit 4.3, and each is incorporated herein by reference as though it were fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	First Supplemental Indenture among the Registrant, J.P. Morgan Trust Company, National Association and The Bank of New York dated August 1, 2006

4.2	Form of Global Debenture for $500,000,000 principal amount of debentures

4.3	Form of Global Debenture for $250,000,000 principal amount of debentures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)

By:	/s/ Stephen P. Norman
Name:	Stephen P. Norman
Title:	Secretary

DATE: August 2, 2006